SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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IMPCO TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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IMPCO TECHNOLOGIES, INC.

Notice of Annual Meeting of Stockholders
To Be Held on November 14, 2002

IMPCO Technologies, Inc. (the “Company”) will hold its Annual Meeting of Stockholders (the “Annual Meeting”) at its Global Research & Development Center, 22614 Sixty Sixth Ave. South, Kent, Washington, on Thursday, November 14, 2002 at 1:30 p.m. local time.

The Company is holding the Annual Meeting:

•	To elect two members of the Board of Directors for terms of three years or until their successors are elected and qualified;

•	To consider and vote upon a proposal to approve the 2002 Stock Option Plan for Employees;

•	To consider and vote upon a proposal to approve the 2002 Stock Option Plan for Nonemployee Directors;

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on October 10, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting, at the Company’s office at 22614 Sixty Sixth Ave. South, Kent, Washington, for a period of ten days prior to the Annual Meeting. The vote of each stockholder is important. Whether or not you plan to attend the Annual Meeting, you are requested to mark, date and sign the enclosed proxy card and return it promptly.

By Order of the Board of Directors,
Dale L. Rasmussen
Secretary

Cerritos, California
October 18, 2002

IMPCO TECHNOLOGIES, INC.
16804 Gridley Place
Cerritos, California 90703

PROXY STATEMENT

INFORMATION REGARDING PROXIES

This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of IMPCO Technologies, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, November 14, 2002 at 1:30 p.m., local time, at the Company’s Global Research & Development Center, 22614 Sixty Sixth Ave. South, Kent, Washington, and at any adjournment or postponement thereof.

These proxy materials are being mailed to stockholders commencing on or about October 18, 2002. Expenses of solicitation of proxies will be paid by the Company. Solicitation will be by mail. There may be telegraph, telephone or personal solicitations by directors, officers and employees of the Company, which solicitations will be made without paying them additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for their solicitation.

If the enclosed proxy card is properly executed and returned, it will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, it will be voted for (i) the election of all of the nominees for the Company’s Board of Directors listed in this Proxy Statement, (ii) approval of the 2002 Stock Option Plan for Employees, (iii) approval of the 2002 Stock Option Plan for Nonemployee Directors and (iv) ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants. If other matters come before the Annual Meeting, it will be voted in accordance with the best judgment of the persons named as proxies in the enclosed proxy card. Execution of the proxy card will not in any way affect a stockholder’s right to attend the Annual Meeting or prevent voting in person. A proxy may be revoked at any time by delivering written notice to the Secretary of the Company before it is voted.

Only stockholders of record at the close of business on October 10, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. The holders of shares of Common Stock representing one-third of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (also referred to as withheld votes), the Company believes that abstentions should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. With respect to broker nominee votes, the Delaware Supreme Court has held that broker nominee votes may be counted as present or represented for purposes of determining the presence of a quorum. Directors are elected by a plurality of the shares represented and voted at the Annual Meeting, and abstentions will have no effect on the outcome of the election of directors. Abstentions, however, are included in determining the number of shares voted on the other proposals and will have the same effect as a vote against such proposals. Broker non-votes will not be counted for any of the proposals submitted to stockholders and will have no effect on any of their outcomes. The affirmative vote of a majority of the shares of Common Stock represented and voted at the Annual Meeting is required for approval of Proposal II, Proposal III and Proposal IV.

PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with the three classes serving staggered three-year terms. The directors elected at the Annual Meeting will be elected for three-year terms. Each director will hold office until the first meeting of stockholders immediately following expiration of his term of office and until his successor is qualified and elected.

Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, if any of them do not accept the nomination or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) will not be counted as votes cast for or against the nominees and will be excluded from the vote. Consequently, any such non-voted shares will have no effect on the vote for the election of directors.

Information About Directors
and Nominees for Election

The names of the nominees and the other directors, the year in which each first became a director of the Company, their principal occupations and certain other information are as follows:

Nominees for Election to Term Continuing Until 2005

Norman L. Bryan has served as a director since November 1993 and is Chair of the Audit Committee. He has been a consultant since January 1995. Mr. Bryan has been employed as the Senior Vice President of Sales and Marketing of EIT, Inc., an electric meter manufacturing company, since October 1998. Prior to retiring in 1994 from Pacific Gas and Electric Company, he was Vice President, Marketing from February 1993 until December 1994, and was Vice President, Clean Air Vehicles from February 1991 to February 1993. Mr. Bryan holds an M.A. degree in business from Stanford University and a B.S.M.E. degree in mechanical engineering from California State University in San Jose.

Don J. Simplot has served as a director since May 1978 and is Chair of the Compensation Committee. He is the President of Simplot Industries, Inc., which is engaged in agricultural enterprises, and a Director member of the office of the chair of J.R. Simplot Company, which is also engaged in agricultural enterprises. Mr. Simplot is a director of Micron Technology, Inc., a designer and manufacturer of semiconductor memory components primarily used in various computer applications.

The Board of Directors recommends a vote “FOR” election of each of these nominees.

Directors Whose Terms Continue Until 2004

Paul Mlotok has served as a director since April 1997 and is a member of the Audit Committee. Since 1995, he has been a Senior Practitioner with the consulting firm Global Business Network, which specializes in the areas of energy, natural resources and finance. From 1989 to 1995, he was a Principal and oil industry analyst at Morgan Stanley & Co. He holds a B.A. degree in economics from Cornell University and a Ph.D. in economics from Brown University.

Robert M. Stemmler has served as the Company’s President and Chief Executive Officer since May 1993. He has also been a director since May 1993 and Chairman of the Board of Directors since June 1998. From December 1992 until July 1993, Mr. Stemmler was a full time consultant to the Company. He served as the Company’s General Manager from 1982 to 1985 and has held various management and executive positions throughout his career at Celanese Corp. (now Hoechst-Celanese), an international chemical and fibers manufacturer; A.J. Industries, a holding company for aircraft, trucking and heating equipment companies; and Sargent Fletcher Company, a manufacturer of military aircraft fuel tanks and in-flight refueling systems. He holds an M.B.A. degree from Seton Hall University and a B.S. degree in mechanical engineering from Washington University.

Directors Whose Terms Continue Until 2003

J. David Power III has served as a director since August 2000. He is the founder of J.D. Power and Associates where he has served as Chairman since 1996. Mr. Power has previously worked with Ford Motor Company, General Motors Corporation and J.I. Case Company. Mr. Power was a recipient of the Automotive Hall of Fame’s Distinguished Service Citation. Mr. Power serves as a director of The Cobalt Group, Inc. Mr. Power graduated from the College of Holy Cross, holds an M.B.A. degree from The Wharton School of Finance at the University of Pennsylvania and holds honorary doctorate degrees from College of the Holy Cross, California Lutheran University and California State University, Northridge.

Meetings of the Board of Directors and Committees

During the fiscal year ended April 30, 2002, there were four meetings of the Board of Directors. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which the director served.

Current members of the Audit Committee are Norman L. Bryan (Chair), Paul Mlotok and J. David Power. The Audit Committee reviews with the Company’s independent auditors the scope, results and costs of the annual audit and the Company’s accounting policies and financial reporting. The Audit Committee met four times during the fiscal year ended April 30, 2002. The Board of Directors adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the Company’s 2001 Proxy Statement. The members of the Audit Committee are “independent” as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

Current members of the Compensation Committee are Don J. Simplot (Chair) and J. David Power. The function of the Compensation Committee is to consider and propose executive compensation policies and submit to the Board of Directors reports recommending compensation to be paid to the Company’s executive officers. The Compensation Committee met once during the fiscal year ended April 30, 2002.

Current members of the Nominating Committee are Robert M. Stemmler (Chair), J. David Power and Don J. Simplot. The Nominating Committee is responsible for recruiting and recommending candidates for membership on the Board of Directors. For information about suggesting candidates for consideration as nominees for election to the Board of Directors, see “Proposals of Stockholders.” The Nominating Committee met three times during the fiscal year ended April 30, 2002.

Compensation of Directors

Each director who is not an employee of the Company is paid an attendance fee of $1,000, plus out-of-pocket expenses, for each board or committee meeting attended. In addition, the Chairs of the Audit, Compensation and Nominating Committees are paid an annual fee of $3,000.

In the past, the Company granted options to purchase shares of Common Stock to each of the directors. Option exercise prices are the higher of (i) the average market value of the Company’s Common Stock for the

15 trading days following the date of grant and (ii) the market value of the Company’s Common Stock on the fifteenth trading day following the date of grant. Options are not assignable and vest cumulatively at the rate of 25% annually, beginning on the first anniversary date of grant. However, if a director dies, becomes disabled or retires at age 62 or later, then options vest at the rate of 25% for each full calendar year in which the director served. Options must be exercised while serving as a director or within three months following termination as director, unless termination results from death or disability, in which case options may be exercised during the one-year period following termination. In no event may options be exercised more than ten years after the date of grant.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2002, the Compensation Committee consisted Mr. Simplot and Mr. Power. Neither of these persons is or has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and directors who serve as executive officers of such entities.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the Company’s directors or executive officers.

VOTING SECURITIES

The only class of stock entitled to vote at the Annual Meeting is the Company’s Common Stock. At the close of business on October 10, 2002, the record date, there were 14,142,036 shares of Common Stock outstanding and entitled to vote at the Annual Meeting (not including treasury shares or shares issuable upon exercise of options), and the holders of those shares will be entitled to one vote per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company or advice that no filings were required, during fiscal year 2002 all executive officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s outstanding Common Stock as of September 30, 2002 by:

•	each person known by the Company to beneficially own more than 5% of the Company’s capital stock;

•	each of the Company’s directors;

•
the Company’s chief executive officer and the Company’s four other most highly compensated executive officers whose annual compensation exceeded $100,000 for the last fiscal year (the “Named Executive Officers”); and

•	all of the Company’s current executive officers and directors as a group.

Based on third-party filings with the Securities and Exchange Commission (the “SEC”), the Company is not aware of any person who beneficially owns more than 5% of its capital stock. Except as otherwise indicated, all of the shares indicated in the table are shares of Common Stock and each beneficial owner has sole voting and investment power with respect to the shares set forth opposite its name. This percentage ownership included in the following is based on 14,142,036 shares of Common Stock outstanding as of September 30, 2002. The address of each of the executive officers and directors in c/o IMPCO Technologies, Inc., 16804 Gridley Place, Cerritos, California 90703.

	Shares Beneficially Owned
Name of Beneficial Owner	Number		Percent
Norman L. Bryan	33,000	(1)	*
Dennis D. Hartman	34,466	(2)	*
Syed Hussain	113,858		*
Paul Mlotok	22,000	(3)	*
William B. Olson	27,400	(4)	*
J. David Power III	5,000	(5)	*
Dale L. Rasmussen	147,335	(6)	1.0%
Don J. Simplot	327,933	(7)	2.3%
Robert M. Stemmler	438,673	(8)	3.0%
All current executive officers and directors as a group (9 persons)	1,033,940	(9)	7.0%

*	Less than 1% of the outstanding Common Stock.

(1)	Includes 32,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2002.

(2)	Includes 21,266 shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2002.

(3)	Represents shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2002.

(4)	Represents shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2002.

(5)	Represents shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2002.

(6)	Includes 72,113 shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2002

(7)	Represents shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2002.

(8)	Includes 391,744 shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2002.

(9)	Includes an aggregate of 614,856 shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2002.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid or accrued during each of the Company’s last three fiscal years to the Company’s Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation
				Securities Underlying Options(#)(2)	All Other Compensation($)
		Salary($)(1)	Bonus($)
Robert M. Stemmler President and Chief Executive Officer	2002 2001 2000	$360,000 332,423 308,233	$100,000 101,000 127,000	25,000 20,520 452	$60,224 68,016 39,164	(3)

Dale L. Rasmussen Senior Vice President and Secretary	2002 2001 2000	$140,462 133,789 125,000	$ 80,000 28,000 33,000	25,000 10,440 452	$12,173 19,804 15,885	(4)

Syed Hussain Former Vice President of Technology and Quantum Division	2002 2001 2000	$281,097 250,000 203,846	$ — 194,200 49,000	— 40,000 10,000	$12,135 12,135 12,198	(5)

William B. Olson(6) Former Vice President and Chief Financial Officer	2002 2001 2000	$153,846 142,500 121,638	$ 80,000 36,000 41,000	25,000 20,000 20,000	$14,190 13,263 4,046	(7)

Dennis D. Hartman Former Vice President of Gaseous Fuel Products Division	2002 2001 2000	$185,000 183,116 170,000	$ — 23,000 45,000	— 6,166 20,153	$19,691 21,561 19,131	(8)

(1)	Includes amounts deferred by executive officers pursuant to the Employee Savings Plan and Deferred Compensation Plan.

(2)	Includes options under the Company’s stock option plans.

(3)
Includes a group term life insurance premium of $15,360, an automobile allowance of $12,000, a matching contribution of $3,323 pursuant to the Employee Savings Plan, a matching contribution of $12,500 pursuant to the Deferred Compensation Plan and a Company-paid car lease of $17,041.

(4)	Includes a matching contribution of $173 pursuant to the Employee Savings Plan and an automobile allowance of $12,000.

(5)	Includes a group term life insurance premium of $135 and an automobile allowance of $12,000.

(6)	Upon the Company’s spin-off of Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”), Mr. Olson accepted the position of Chief Financial Officer and Treasurer of Quantum.

(7)	Includes a group term life insurance premium of $81, a matching contribution of $4,417 pursuant to the Employee Savings Plan and an automobile allowance of $9,692.

(8)
Includes a group term life insurance premium of $387, a matching contribution of $4,435 pursuant to the Employee Savings Plan, a matching contribution of $2,869 pursuant to the Deferred Compensation Plan and an automobile allowance of $12,000.

Option Grants During Fiscal Year 2002

The following table describes the options granted to the Named Executive Officers in fiscal year 2002. The information in the table below does not take into account the Company’s spin-off of Quantum in July 2002.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Sh)	Expiration Date
Name					5%($)	10%($)
Robert M. Stemmler	25,000	10.8%	$11.00	12/14/11	$172,946	$438,279
Dale L. Rasmussen	25,000	10.8%	11.00	12/14/11	$172,946	$438,279
Syed Hussain	—	—	—	—	—	—
William B. Olson	25,000	10.8%	11.00	12/14/11	$172,946	$438,279
Dennis D. Hartman	—	—	—	—	—	—

(1)
Options are granted at the fair market value of the Company’s Common Stock on the date of grant and vest cumulatively at the rate of 40% after the first two years following the date of the grant and 20% each year thereafter so that the employee is 100% vested after five years. However, if employment terminates due to death or disability, retirement at or after age 62, or termination without cause, then options vest at the rate of 25% for each full calendar year of employment. Options may be exercised only while an optionee is employed by the Company, or within three months following termination of employment. If termination results from death or disability, options may be exercised within one year of the termination date. In no event may options be exercised more than ten years after date of grant. In the event of a change of control of the Company, the Board of Directors may in its sole discretion give all or certain optionees the right to exercise all or any portion of their unvested options.

(2)	Based on an aggregate of 232,000 options granted to employees during the fiscal year ended April 30, 2002.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by SEC rules and do not represent the Company’s estimate or projection of future stock price performance.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

The following table sets forth information concerning stock option exercises during fiscal year 2002 and the value of unexercised options held by the Company’s Named Executive Officers. The information in the table below does not take into account the Company’s spin-off of Quantum in July 2002.

Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert M. Stemmler	—	$—	351,744	86,006	$1,751,980	$321,498
Dale L. Rasmussen	—	—	62,113	45,779	350,900	131,807
Syed Hussain	72,000	408,536	—	—	—	—
William B. Olson	7,000	65,660	18,600	59,400	76,198	152,002
Dennis D. Hartman	22,456	473,697	12,866	25,109	35,252	71,740

(1)	Calculated by determining the difference between the fair market value of the Common Stock underlying the options on the date each option was exercised and the exercise price of the options.

(2)	Calculated by determining the difference between the fair market value of the Common Stock underlying the options on April 30, 2002 and the exercise price of the options.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

The following table sets forth information about the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of September 30, 2002:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	1,241,773	$5.55	162,209
Equity Compensation Plans Not Approved by Security Holders(1)	560,000	$3.30	140,000
Total	1,801,773	$4.74	302,209

(1)
Represents shares of Common Stock issuable upon exercise of options granted or available for grant under the 2002 Stock Option Plan for Employees and the 2002 Stock Option Plan for Nonemployee Directors, the material features of which are described in Proposal II and Proposal III, respectively, in this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans

In December 2000, the Company loaned Mr. Rasmussen, the Company’s Senior Vice President and Secretary, $100,000 for general personal reasons. The loan initially bore interest at a rate of 5% per annum and, since June 30, 2001, bore interest at a rate of 9% per annum. The largest aggregate amount due under the loan at any time during the fiscal year ended April 30, 2002 was $110,796. The loan to Mr. Rasmussen matured July 31, 2002. To date, Mr. Rasmussen has paid an aggregate of $33,581 due under the loan, and the Company is negotiating with Mr. Rasmussen to recover the remaining amounts due under the loan.

In September 2001, the Company loaned Mr. Rasmussen $175,000 for general personal reasons. The loan bore interest at a rate of 9% per annum. The largest aggregate amount due under the loan at any time during the fiscal year ended April 30, 2002 was $184,755. The loan to Mr. Rasmussen matured July 31, 2002. The Company is negotiating with Mr. Rasmussen to recover the amounts due under the loan.

Employment Agreements

The Company entered into an Employment Agreement with Mr. Stemmler, the Company’s President, Chief Executive Officer and Chairman, for a term of two consecutive 12-month periods commencing on April 1, 2002. The agreement requires payment of an annual base salary of $360,000 during the first 12 months and $360,000 during the second 12 months, and payment of incentive compensation under the Company’s Bonus Incentive Plan unless the Board of Directors approves another cash bonus plan that supersedes the Bonus Incentive Plan. In addition, the agreement provides for certain benefits, including term life insurance of $750,000, disability insurance and a car allowance. The agreement is subject to termination events, which include Mr. Stemmler’s resignation and the Company’s right to terminate him. If terminated, Mr. Stemmler is entitled to cash payments equal to his annual base salary plus additional cash compensation that he would have earned for the remaining months following the effective date of termination of employment, and the benefits shall continue for the remaining months of the fiscal year following the effective date of termination of employment.

The Company entered into an Employment Agreement with Mr. Olson for a term of two years commencing on April 1, 2002. The agreement requires payment of an annual base salary of $170,000, and payment of incentive compensation under the Company’s Bonus Incentive Plan unless the Board of Directors approves another cash bonus plan that supersedes the Bonus Incentive Plan. In addition, the agreement provides for certain benefits, including a car allowance. The agreement is subject to termination events, which include Mr. Olson’s resignation and the Company’s right to terminate him. If terminated, Mr. Olson is entitled to cash payments equal to his annual base salary plus additional cash compensation that he would have earned for the remaining months following the effective date of termination of employment, and the benefits shall continue for the remaining months of the fiscal year following the effective date of termination of employment. In August 2002, Mr. Olson resigned from the Company and accepted the position of Chief Financial Officer and Treasurer of Quantum in connection with the Company’s spin-off of Quantum, terminating the agreement without cost to the Company.

The Company entered into an Employment Agreement with Mr. Rasmussen for a term of two years commencing on April 1, 2002. The agreement requires payment of an annual base salary of $160,000 and payment of incentive compensation under the Company’s Bonus Incentive Plan unless the Board of Directors approves another cash bonus plan that supersedes the Bonus Incentive Plan. In addition, the agreement provides for certain benefits, including a car allowance. The agreement is subject to termination events, which include Mr. Rasmussen’s resignation and the Company’s right to terminate him. If terminated, Mr. Rasmussen is entitled to cash payments equal to his annual base salary plus additional cash compensation that he would have earned for the remaining months following the effective date of termination of employment, and the benefits shall continue for the remaining months of the fiscal year following the effective date of termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report on executive compensation is furnished by the Board of Directors. In fiscal year 2002, as in prior years, the non-management members of the Board of Directors determined the compensation to be paid to the Company’s executive officers.

Fiscal Year 2002 Compensation

Compensation Philosophy

Compensation of the executive officers is designed to link compensation directly to the Company’s growth and financial performance. Compensation consists of base compensation, a Bonus Incentive Plan and options under the Incentive Stock Option Plans. The objective of these three elements, taken together, is to provide reasonable base compensation and to retain, recognize and reward superior performance. The compensation philosophy also ensures that the Company provides a comprehensive compensation package that is competitive in the marketplace.

Bonus Incentive Plan

Officers (and other employees) participate in a Bonus Incentive Plan. Each officer is eligible to receive a discretionary bonus based upon individually established performance goals. Officers (and other employees) are also eligible to receive stock option grants, which are intended to promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors, primarily relating to the responsibilities of the individual officers and also to their expected future contributions and prior option grants.

Deferred Compensation Plan

The Board of Directors adopted a Deferred Compensation Plan to provide a select group of highly compensated management employees and directors with the opportunity to participate in a deferred compensation program. Under the Deferred Compensation Plan, participants may defer up to 100% of their base compensation and bonuses. The Company is required to make certain matching contributions in the form of the Company’s Common Stock, subject to vesting provisions. The Deferred Compensation Plan is not qualified under Section 401 of the Internal Revenue Code. The Company will pay participants upon retirement or termination of employment an amount equal to the amount of the deferred compensation plus investment returns and vested shares of the Company’s Common Stock.

CEO Compensation

Robert M. Stemmler has served as Chief Executive Officer pursuant to a three year Employment Agreement effective through April 1, 2002 and pursuant to a two year Employment Agreement which commenced April 1, 2002. Pursuant to that Employment Agreement, he was paid a base salary at an annual rate of $360,000 in fiscal year 2002. In addition to the base salary, Mr. Stemmler was eligible for an annual cash bonus under the Bonus Incentive Plan. Mr. Stemmler’s bonus for fiscal year 2002 was $100,000.

Other Executive Officers

In reviewing and approving base salaries for the executive officers, the Compensation Committee relies on independent industry surveys to assess the Company’s salary competitiveness and salary range for each position. Base salary is based upon individual performance, experience, competitive pay practices and level of responsibilities. Base salaries in fiscal year 2002 reflected the Compensation Committee’s determination of compensation levels required to remain competitive, given each executive officer’s performance, the Company’s performance and the competitive environment for executive talent.

Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to its Named Executive Officers. The Company’s stock option plans, including the 2002 Stock Option Plan for Employees, are not structured to qualify for the exception from the $1 million limitation and, as a result, any compensation expense of the Company associated with options granted under the Company’s stock option plans (together with all other non-performance based compensation) in excess of $1 million for any of the Company’s Named Executive Officers will not be deductible by the Company under the Code.

The foregoing report was made by the members of the Compensation Committee as of April 5, 2002.

Don J. Simplot, Chair
J. David Power III

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total stockholder return on the Company’s Common Stock for the last five fiscal years with the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market Index and the Nasdaq Trucking and Transportation Stock Index over the same period (assuming the investment of $100 and reinvestment of all dividends).

Value at April 30

Value at April 30	IMPCO	Nasdaq	Nasdaq Trucking Transportation
1997	100.0	100.0	100.0
1998	161.3	149.5	147.4
1999	109.7	204.9	152.4
2000	261.3	310.3	121.2
2001	308.4	169.6	108.7
2002	169.4	136.4	135.8

The foregoing report of the Compensation Committee of the Board of Directors on executive compensation and the performance graph that appears above shall not be deemed to be soliciting material or to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, or incorporated by reference in any document so filed.

PROPOSAL II

APPROVAL OF 2002 STOCK OPTION PLAN FOR EMPLOYEES

In February 2002, the Board of Directors adopted the 2002 Stock Option Plan for Employees, subject to the approval of stockholders. The Company’s stockholders are being asked to approve and adopt the 2002 Stock Option Plan for Employees. The 2002 Stock Option Plan for Employees provides for the issuance of stock options initially covering up to 500,000 shares of Common Stock of the Company.

The Board of Directors has concluded that the proposed adoption of the 2002 Stock Option Plan for Employees is in the best interests of the Company and its stockholders. In the event the stockholders do not approve the 2002 Stock Option Plan for Employees, the Company will not be able to issue additional stock options to its employees because options have already been granted with respect to substantially all of the shares currently reserved for issuance under the Company’s other stock option plans. The adoption of the 2002 Stock Option Plan for Employees will enable the Company to grant stock options as needed to retain talented employees and to attract talented new employees. The 2002 Stock Option Plan for Employees is similar to the Company’s 2000 Incentive Stock Option Plan. The Board of Directors believes that the use of stock options is desirable as an effective means of securing for the Company and its stockholders the advantages of the incentive inherent in stock ownership by participating employees, whose judgment, initiative and efforts are important to the Company for the successful conduct of its business. Stockholder approval of the 2002 Stock Option Plan for Employees will enable the Company to continue incentive stock option programs for its employees and provide the flexibility to make stock-based incentive compensation awards.

A general description and summary of the principal terms of the 2002 Stock Option Plan for Employees are set forth below. The general description and summary are qualified in their entirety by the terms of the 2002 Stock Option Plan for Employees as proposed to be adopted, which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

General Description

In February 2002, the Board of Directors adopted the 2002 Stock Option Plan for Employees, subject to the approval of stockholders. If adopted, an aggregate of 500,000 shares of Common Stock will be initially reserved for issuance under the 2002 Stock Option Plan for Employees and available for grant thereunder, subject to adjustment in the event of a stock split, stock dividend or other similar change in the capital structure of the Company. The Company will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the 2002 Stock Option Plan for Employees.

Summary of the 2002 Stock Option Plan for Employees

The purpose of the 2002 Stock Option Plan for Employees is to provide the Company’s employees who perform substantial services to the Company an incentive, through ownership of the Company’s Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

The 2002 Stock Option Plan for Employees is administered by the Board of Directors, which has the authority to appoint a Stock Option Committee consisting of three directors and delegate administration to the Stock Option Committee. The Board of Directors or the Stock Option Committee shall determine the employees to be granted options and the amount of stock options to be awarded to employees. Employees, including officers, of the Company and its subsidiaries are eligible to receive options. As of July 31, 2002, the Company had approximately 345 employees. The total number of shares of Common Stock which may be issued pursuant to options under the 2002 Stock Option Plan for Employees is 500,000. When an option expires or terminates for any reason, the number of unexercised or forfeited shares subject to the option may again become available for grant under the 2002 Stock Option Plan for Employees.

The 2002 Stock Option Plan for Employees provides for the grant options which qualify as “incentive stock options” as defined under Section 422 of the Internal Revenue Code (the “Code”). The option price must be at least equal to 100% of the fair market value of the Company’s Common Stock on the date of grant (or 110% in the case of incentive stock options granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). To the extent that the aggregate fair market value of shares of the Company’s Common Stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options will be treated as nonstatutory stock options (with the tax consequences as described below under “Certain Federal Tax Consequences”). The term of an incentive stock option may not be for more than ten years from date of grant (or five years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). Options may not be transferred or assigned except by will or the laws of decent and distribution.

Normally, options vest and are exercisable cumulatively (i) as to 40% of the total number of shares initially subject to the option, 24 months following the date of grant and (ii) as to 20% of the total number of shares initially subject the option, once during each 12-month period thereafter, so that 60 months following the date of grant such options are fully vested and exercisable. An optionee may exercise an option only while an employee of the Company or one of its subsidiaries, or within thirty days following the termination of employment. If an optionee becomes disabled or dies while in the employ of the Company or a subsidiary, the option may be exercised within one year of the optionee’s death or termination due to disability.

If an optionee retires at age 62 or older and was continuously employed for five years preceding retirement, any unvested options shall immediately vest upon retirement and must be exercised within three months following the date of retirement. In no event may an option be exercised more than ten years after the date of grant. The option price may be paid in cash or by any other method of payment permitted under the Delaware General Corporation Law and in compliance with other applicable laws and regulations.

The 2002 Stock Option Plan for Employees provides for appropriate adjustment of the number of shares available for issuance thereunder, including the number of shares subject to outstanding options and the purchase price thereof, in the event of reorganizations, stock splits, combinations of shares, stock dividends or other recapitalizations of the Company.

In the event of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company or (iii) the merger, consolidation or other reorganization of the Company with or into another corporation, the options outstanding under the 2002 Stock Option Plan for Employees will terminate unless otherwise provided by the Board of Directors. The Board of Directors may, in the exercise of its sole discretion in such instances, provide for the full or partial automatic vesting and exercisability of some or all of the outstanding options.

In the event of a “change of control” of the Company, the Board of Directors may, in the exercise of its sole discretion, also provide for the full or partial automatic vesting and exercisability of some or all of the outstanding options. For purposes of the 2002 Stock Option Plan for Employees, or “change of control” means (i) within the meaning of Section 13(d) of the Exchange Act, any person or group becomes a beneficial owner, directly or indirectly, of the Company’s securities representing 50% or more of the total voting power of the Company’s then outstanding securities, (ii) the stockholders of the Company approve the dissolution or liquidation of the Company, (iii) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, whether into one or more entities, as a result of which less than 50% of the total voting power of securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company or (iv) the stockholders or the Board of Directors approve the sale of seventy-five percent (75%) or more of the Company’s business and/or assets.

The 2002 Stock Option Plan for Employees will terminate on February 7, 2012. The Board of Directors may at any time amend, suspend or discontinue the 2002 Stock Option Plan for Employees, except that no amendment may be made without the approval of the stockholders which would increase the number of shares available for issuance thereunder, materially change the designation of the class of employees eligible to receive options, remove the administration of the 2002 Stock Option Plan for Employees from the Board of Directors or materially increase the benefits accruing to participants thereunder.

Certain Federal Tax Consequences

Incentive Stock Options.    The grant of an incentive stock option under the 2002 Stock Option Plan for Employees will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. The Internal Revenue Service recently issued proposed regulations that would subject participants to withholding at the time participants exercise an incentive stock option for Social Security, Medicare and other payroll taxes (not including income tax) based upon the excess of the fair market value of the shares on the date of exercise over the exercise price. These proposed regulations, if adopted, would be effective only for the exercise of an incentive stock option that occurs two years after the regulations are issued in final form. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of Common Stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

Nonstatutory Stock Options.    The grant of a nonstatutory stock option under the 2002 Stock Option Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the participant’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Deductibility under Section 162(m) of the Code.    Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to its Named Executive Officers. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant is deemed to be inherently performance-based because such awards provide value to participants only if the stock price appreciates. Because the 2002 Stock Option Plan for Employees does not have a per-person share limit, any compensation expense of the Company associated with options granted under the 2002 Stock Option Plan for Employees (together with all other non-performance based compensation) in excess of $1 million for any of the Company’s Named Executive Officers will not be deductible by the Company under the Code.

New Plan Benefits

Stockholders are being asked to approve the 2002 Stock Option Plan for Employees. The following table sets forth the number of shares of Common Stock issuable pursuant to options granted under the 2002 Stock Option Plan for Employees to:

•	the Company’s Named Executive Oficers;

•	all current executive officers as a group;

•	all current directors who are not executive officers as a group; and

•	all employees, including current officers who are not executive officers, as a group.

If stockholders do not approve the 2002 Stock Option Plan for Employees, the options set forth in this table be cancelled and may not be exercised by the option holder. Except as set forth in this table, the benefits to be received pursuant to the 2002 Stock Option Plan for Employees by the Company’s directors, executive officers and employees are not determinable at this time.

Name and Position	Exercise Price Per Share	Number of Shares
Robert M. Stemmler, President and Chief Executive Officer	$3.30	140,000
Dale L. Rasmussen, Senior Vice President and Secretary	$3.30	110,000
Syed Hussain, Former Vice President of Technology and Quantum Division	—	—
William B. Olson, Former Vice President and Chief Financial Officer	—	—
Dennis D. Hartman, Former Vice President of Gaseous Fuel Products Division	—	—
All current executive officers as a group (4 persons)	$3.30	340,000
All employees, including officers who are not executive officers, as a group	$3.30	360,000

Vote Required

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented at the Annual Meeting is required to approve the adoption of the 2002 Stock Option Plan for Employees. If such approval is obtained, the 2002 Stock Option Plan for Employees will become effective as of the date the Board of Directors approved the 2002 Stock Option Plan for Employees. Should such stockholder approval not be obtained, then the 2002 Stock Option Plan for Employees will not become effective.

The Board of Directors recommends a vote “FOR” approval of the 2002 Stock Option Plan for Employees

PROPOSAL III

APPROVAL OF 2002 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

In February 2002, the Board of Directors adopted the 2002 Stock Option Plan for Nonemployee Directors, subject to the approval of stockholders. The Company’s stockholders are being asked to approve and adopt the 2002 Stock Option Plan for Nonemployee Directors. The 2002 Stock Option Plan for Nonemployee Directors provides for the issuance of stock options initially covering up to 200,000 shares of Common Stock of the Company.

The Board of directors has concluded that the proposed adoption of the 2002 Stock Option Plan for Nonemployee Directors is in the best interests of the Company and its stockholders. In the event the stockholders do not approve the 2002 Stock Option Plan for Nonemployee Directors, the Company will not be able to issue additional stock options its nonemployees directors because options have already been granted with respect to substantially all of the shares currently reserved for issuance under the Company’s 1993 Stock Option Plan for Nonemployee Directors. The adoption of the 2002 Stock Option Plan for Nonemployee Directors will enable the Company to continue to attract and retain experienced and knowledgeable nonemployee directors by encouraging such directors to acquire an increased proprietary interest in the company. The 2002 Stock Option Plan for Nonemployee Directors is similar to the Company’s 1993 Stock Option Plan for Nonemployee Directors.

A general description and summary of the principal terms of the 2002 Stock Option Plan for Nonemployee Directors are set forth below. The general description and summary are qualified in their entirety by the terms of the 2002 Stock Option Plan for Nonemployee Directors as proposed to be adopted, which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

General Description

In February 2002, the Board of Directors adopted the 2002 Stock Option Plan for Nonemployee Directors, subject to the approval of stockholders. If adopted, an aggregate of 200,000 shares of Common Stock will be initially reserved for issuance under the 2002 Stock Option Plan for Nonemployee Directors and available for grant thereunder, subject to adjustment in the event of a stock split, stock dividend or other similar change in the capital structure of the Company. The Company will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the 2002 Stock Option Plan for Nonemployee Directors.

Summary of the 2002 Stock Option Plan for Nonemployee Directors

The purpose of the 2002 Stock Option Plan for Nonemployee Directors is to provide the Company’s nonemployee directors an incentive, through ownership of the Company’s Common Stock, to continue in service to the Company, and to help the Company continue to attract and retain experienced and knowledgeable nonemployee directors by encouraging such directors to acquire an increased proprietary interest in the Company.

The 2002 Stock Option Plan for Nonemployee Directors is administered by the Board of Directors. The Board of Directors shall determine the directors to be granted options and the amount of stock options to be awarded to directors. Each member of the Board of Directors who is not otherwise an employee of the Company or any subsidiary of the Company and has not been so employed within three years prior to the date of the grant of an option shall be eligible to participate in the 2002 Stock Option Plan for Nonemployee Directors. The total number of shares of Common Stock which may be issued pursuant to options under the 2002 Stock Option Plan for Nonemployee Directors is 200,000. When an option expires or terminates for any reason, the number of unexercised or forfeited shares subject to the option may again become available for grant under the 2002 Stock Option Plan for Nonemployee Directors.

All options granted under the 2002 Stock Option Plan for Nonemployee Directors shall be nonstatutory options not intended to qualify under Section 422 of the Code. The option exercise price per share will be the higher of the (i) the average of the fair market value of the Company’s Common Stock for 15 trading days immediately following the date of grant or (ii) the market value on the fifteenth trading day immediately following the date of grant. Options may not be transferred or assigned except by will or the laws of decent and distribution.

Normally, options vest and are exercisable cumulatively (i) as to 25% of the total number of shares initially subject to the option, 12 months following the date of grant and (ii) as to 25% of the total number of shares initially subject the option, once during each 12-month period thereafter, so that 48 months following the date of grant such options are fully vested and exercisable. An optionee may exercise an option only while a director of the Company, or within three months following the termination as a director. If an optionee becomes disabled or dies while a director of the Company, the option may be exercised within one year of the optionee’s death or termination due to disability. In no event may an option be exercised more than ten years after the date of grant.

If an optionee, while a director of the Company, retires at age 62 or older, becomes disabled or dies, each option held by such optionee at the time of such termination shall vest and be exercisable as to the number of shares subject to the option which equals the greater of (i) the number of shares vested in accordance with the schedule set forth in the preceding paragraph or (ii) 25% of the total number of shares of Common Stock initially subject to such option multiplied by the number of full calendar years the optionee served as a director which immediately preceded the date on which the optionee ceased to be a director.

The option price may be paid in cash or by bank-certified or cashier’s check or, to the extent permitted by the Board of Directors, payment may be in whole or in part by (i) transfer to the Company of shares of the Common Stock having a fair market value as of the immediately preceding trading day equal to the option exercise price at the time of such exercise; or (ii) delivery of instructions to the Company to withhold from the option shares that would otherwise be issued on the exercise that number of option shares having a fair market value as of the immediately preceding trading day equal to the option exercise price at the time of such exercise.

The 2002 Stock Option Plan for Nonemployee Directors does not limit the aggregate number of shares which may be optioned to any one director or in any single year. The 2002 Stock Option Plan for Nonemployee Directors provides for appropriate adjustment of the number of shares available for issuance thereunder, including the number of shares subject to outstanding options and the purchase price thereof, in the event of reorganizations, stock splits, combinations of shares, stock dividends or other recapitalizations of the Company.

The 2002 Stock Option Plan for Nonemployee Directors will continue in effect until it is terminated by action of the Board of Directors. Such termination will not affect the terms of any then outstanding options.

Certain Federal Tax Consequences

The grant of a nonstatutory stock option under the 2002 Stock Option Plan for Nonemployee Directors will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the participant’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

New Plan Benefits

Stockholders are being asked to approve the 2002 Stock Option Plan for Nonemployee Directors. The following table sets forth the number of shares of Common Stock issuable pursuant to options granted under the

2002 Stock Option Plan for Nonemployee Directors to all current directors who are not executive officers as a group. The Company has not granted any options under the 2002 Stock Option Plan for Nonemployee Directors to its Named Executive Officers, current executive officers or employees, including current officers who are not executive officers.

If stockholders do not approve the 2002 Stock Option Plan for Nonemployee Directors, the options set forth in this table shall be cancelled and may not be exercised by the option holder. Except as set forth in this table, the benefits to be received pursuant to the 2002 Stock Option Plan for Nonemployee Directors by the Company’s directors are not determinable at this time.

Name and Position	Exercise Price Per Share	Number of Shares
All current directors who are not executive officers as a group (4 persons)	$3.30	200,000

Vote Required

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented at the Annual Meeting is required to approve the adoption of the 2002 Stock Option Plan for Nonemployee Directors. If such approval is obtained, the 2002 Stock Option Plan for Nonemployee Directors will become effective immediately following approval by the Company’s stockholders. Should such stockholder approval not be obtained, then the 2002 Stock Option Plan for Nonemployee Directors will not become effective.

The Board of Directors recommends a vote “FOR” approval of the 2002 Stock Option Plan  for Nonemployee Directors

AUDITORS

The Company has selected Ernst & Young LLP (“E&Y”) to continue as its independent public accountants for the fiscal year ending April 30, 2003. Representatives of E&Y are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.

Audit Fees

The aggregate fees billed by E&Y for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended April 30, 2002 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $284,800, of which $80,000 was attributable to the audit of the Company’s Quantum subsidiary.

The aggregate fees billed by E&Y for professional services rendered for the audit of the Company’s Quantum subsidiary’s annual financial statements for the fiscal years ended April 30, 2000 and 2001 were $95,500.

Tax Fees

The aggregate fees billed by E&Y for professional services rendered for tax preparation services for the fiscal year ended April 30, 2002 were $83,200.

Financial Information Systems Design and Implementation Fees

No fees were billed by E&Y for professional services related to financial information systems design and implementation.

All Other Fees

The aggregate fees billed by E&Y for services rendered to the Company, other than the services described above under “Audit Fees” and “Tax Fees,” for the fiscal year ended April 30, 2002, were $120,400, consisting of audit related fees in the amount of $86,200 for accounting consultation and review of the Company’s new ERP system, $135,000 for accounting consultation on Quantum’s Form 10, $24,200 for accounting consultation and services related to registration of the Company’s securities and $10,000 of audit related services in connection with the IMPCO Investment and Tax Saving Plan, which is qualified under Internal Revenue Service Code Section 401(k). In the course of its meetings, the Audit Committee determined that E&Y’s provision of professional services, other than its audit of the Company’s annual financial statements and reviews of quarterly financial statements, is compatible with maintaining E&Y’s independence.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended April 30, 2002 (the “Audited Financial Statements”). The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2002, for filing with the Securities and Exchange Commission.

The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Audit Committee serves a board-level oversight role where it receives information from, consults with and provides its views and directions to management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

The foregoing report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, or incorporated by reference in any document so filed.

The Audit Committee

Norman L. Bryan, Chair
Paul Mlotok
J. David Power III

PROPOSAL IV

RATIFICATION OF APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP has audited the Company’s financial statements for the fiscal years ended April 30, 1988 through 2002.

The Board of Directors has approved Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending April 30, 2003. Although not required to be voted upon by the stockholders, the Board of Directors deems it appropriate for the approval to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the Common Stock represented by the proxy for ratification of the approval of Ernst & Young LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the approval of Ernst & Young LLP by a majority vote, the approval of independent public accountants will be considered by the Board of Directors, although the Board of Directors would not be required to approve different independent public accountants for the Company. The Board of Directors retains the power to approve another firm as independent public accountants for the Company to replace a firm whose approval was ratified by the stockholders in the event the Board of Directors determines that the best interest of the Company warrants a change of its independent public accountants. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

The Board of Directors has approved the appointment of Ernst & Young LLP as independent public accountants for the Company for Fiscal Year 2003 and recommends a vote “FOR” ratification of such appointment.

PROPOSALS OF STOCKHOLDERS

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at the Company’s next annual meeting of stockholders must be received by the Secretary at the address shown at the top of page one of this Proxy Statement no later than June 10, 2003, for inclusion in the Company’s proxy statement and form of proxy for that meeting. In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in the Company’s Proxy Statement) to be considered “timely” within the meaning of Rule 14a-4 under the Exchange Act and pursuant to the Company’s Bylaws, stockholders must submit such proposals in writing to the Secretary at the address shown at the top of page one not later than 70 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or publicly disclosed. A stockholder’s notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposed is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

OTHER INFORMATION

The 2002 Annual Report of the Company for the fiscal year ended April 30, 2002 is enclosed with this Proxy Statement. Copies of the Company’s Annual Report on Form 10-K for the year ended April 30, 2002 as filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written request to Dale L. Rasmussen, Secretary, IMPCO Technologies, Inc., 22614 Sixty Sixth Ave. South, Kent, Washington 98032; telephone number (206) 315-8242.

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the Annual Meeting. If any other business requiring a vote of the stockholders should come before the Annual Meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.

By Order of the Board of Directors,
Dale L. Rasmussen
Secretary

Cerritos, California
October 18, 2002

APPENDIX A

IMPCO TECHNOLOGIES, INC.

2002 STOCK OPTION PLAN FOR EMPLOYEES

Purpose of the Plan.    The purpose of this Incentive Stock Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company and to promote the success of the Company’s business. It is intended that options issued pursuant to this Incentive Stock Option Plan constitute “incentive stock options” within the meaning of Section 422 of the Code.

1.  Definitions.    As used herein, the following definitions shall apply:

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $.001 per share.

“Company” means IMPCO Technologies, Inc., a Delaware corporation.

“Committee” means the Committee appointed by the Board in accordance with Section 3(a) of the Plan.

“Employee” means any person employed by the Company or any Subsidiary of the Company which now exists or is hereafter organized or is acquired by the Company.

“Option” means a stock option granted pursuant to the Plan.

“Optionee” means a person who holds an Option.

“Plan” means this 2002 Stock Option Plan for Employees.

“Subsidiary” means a corporation of which more than 50% of the voting shares are held directly by the Company or directly and indirectly by the Company and one or more Subsidiaries, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

2.  Stock Subject to the Plan.    Subject to Section 10, the maximum number of shares which may be optioned and sold under the Plan is 500,000 shares of Common Stock.

If an Option should expire or become unexercisable in whole or in part for any reason, the remaining shares of Common Stock which were subject to the Option shall, unless the Plan shall have been terminated, become available for other Options under the Plan.

3.  Administration of the Plan.

(a)  Procedure.    The Plan shall be administered by the Board or, as determined by the Board, a Committee appointed by the Board. The Committee shall consist of not less than three members of the Board and shall administer the Plan subject to such terms and conditions as the Board may prescribe. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine.

Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of Options to him.

As used in the Plan and in any Option, the term “Board” shall refer to the Board, or the Committee if a Committee has been appointed.

(b)  Powers of the Board/Committee.    Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which price shall in no event be less than the fair market value per share of Common Stock on the date of grant of the Option, or 110% of such fair market value in the case of any Option granted to an Employee who, immediately before the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of its parent or Subsidiaries; (iii) to determine the Employees to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) except as otherwise provided in this Plan, to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (vii) to accelerate the vesting or exercise date of any Option; (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option granted by the Board; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option. If the Board has appointed a Committee, the actions of the Committee shall be reported to the Board.

4.  Eligibility.    Options may be granted only to Employees. An Employee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

To the extent that the aggregate fair market value of shares subject to Options (designated as incentive stock options) which become exercisable for the first time by an Employee during any calendar year (under all plans of the Company or any parent or subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as nonstatutory stock options. For this purpose, incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as the grant date of the relevant Option.

The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment at any time.

5.  Term of Plan.    Subject to Section 16, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from the effective date unless sooner terminated under Section 12.

6.  Term of Option.    Except as otherwise provided in Sections 8 and 10, the term of each Option shall be for ten (10) years from the date of grant thereof unless otherwise determined by the Board when granting an Option and set forth in an Optionee’s option agreement, except that the term of each Option granted to an employee who, immediately before such Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of its parent or Subsidiaries shall be for not more than five (5) years from the date of grant thereof. Subject to the foregoing, the term of each Option shall be determined by the Board.

7.  Option Price and Consideration.

(a)  The price for the shares of Common Stock to be issued pursuant to an Option shall be such price as is determined by the Board, but shall in no event be less than the fair market value per share of the Common Stock on the date of grant of the Option. In the case of an Option granted to an Employee who, immediately before the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of its parent or Subsidiaries, the price shall be not less than 110% of the fair market value per share of such Common Stock. The fair market value shall be determined by the Board in its discretion; provided, that if there is a public market for the Common Stock, the fair market value shall be (i) the closing sale price as of the date of grant on the Nasdaq National Market or, if the Common Stock is traded on a stock exchange, the closing sale price as of the date of grant on the principal stock exchange on which such stock is traded, and (ii) the mean of the reported closing bid and ask prices for the Common Stock as of the date of grant if the Common Stock is not traded as provided in clause (i).

(b)  The consideration to be paid for the Common Stock to be issued upon exercise of an Option, and the method of payment, shall be determined by the Board and may consist of cash or any other consideration and method of payment for the issuance of common stock which is permitted under the Delaware Corporation Law and complies with other applicable laws and regulations (including but not limited to, applicable federal tax and federal and state securities laws and regulations).

8.  Vesting and Exercise of Options.

(a)  Vesting and Exercise of Options While an Employee.    Unless otherwise determined by the Board when granting an Option and set forth in an Optionee’s option agreement, each Option held by an Optionee shall vest and shall be exercisable at any time so long as such Optionee continues to be an Employee, cumulatively, (i) as to forty percent (40%) of the total number of shares subject to such Option, twenty-four (24) months following the date of grant of such Option, and (ii) as to twenty percent (20%) of the total number of shares subject to such Option, once during each twelve (12) month period commencing on the third and each subsequent anniversary date of the grant of such Option, so that sixty (60) months following the date of the grant of each Option one hundred percent (100%) of the shares subject to such Option may be purchased by exercise of the Option.

(b)  Vesting of Options Upon Retirement.    Unless otherwise determined by the Board when granting an Option and set forth in an Optionee’s option agreement, all Options held by an Optionee who retires at age 62 or older and was continuously an Employee for five (5) years immediately preceding retirement which are not vested as provided in Section 8(a) shall immediately vest upon such Optionee’s retirement and be exercisable as provided in Section 8(c).

(c)  Exercise of Options Following Termination of Status as an Employee.    Following termination of employment as an Employee, an Optionee may exercise an Option to the extent that he or she was entitled to exercise the Option at the date of such termination as provided in Section 8(a) and (b) as follows:

(i)  Except in the case of death or disability (within the meaning of Section 22(e)(3) of the Code), within thirty (30) days following the date of termination of employment, except that the Board may extend the period for such exercise up to a period not exceeding three (3) months following the date of termination;

(ii)  If an Optionee dies while an Employee, the period of time within which the Board may permit exercise of Options after the date of death may be up to one (1) year, and such Options may be exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of an Optionee; and

(iii)  If an Optionee becomes disabled while an Employee, the period of time within which the Board may permit exercise of Options after the date of termination as an Employee of the Company may be up to one (1) year.

Options which are not vested as provided in Section 8(a) and (b) or which are vested but not exercised as required by Section 8(c) shall terminate.

(d)  Procedure for Exercise; Rights as Stockholder.    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the shares of Common Stock with respect to which the Option is exercised has been received by the Company. An Option may not be exercised for a fraction of a share of Common Stock.

Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares of Common Stock, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Common Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10.

Exercise of an Option shall result in a decrease in the number of shares of Common Stock which thereafter may be available, both for purposes of the Plan and for purchase under the Option, by the number of shares of Common Stock as to which the Option is exercised.

  9.  Non-Transferability of Options.    An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

10.  Adjustments Upon Changes in Capitalization or Merger.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock affected without receipt of consideration by the Company; provided, that conversion of any convertible securities of the Company shall not be deemed to have been “affected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of (i) the dissolution or liquidation of the Company, (ii) the sale of substantially all of the assets of the Company, or (iii) the merger, consolidation or other reorganization of the Company with or into another corporation, the Options will terminate unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board or may give all or certain Optionees the right to exercise their Options as to all or any part of the shares of Common Stock which are subject to such Options, including shares of Common Stock as to which Options would not otherwise be exercisable.

In the event of a “change of control” of the Company, the Board may, in the exercise of its sole discretion, give all or certain Optionees the right to exercise their Options as to all or any part of the shares of Common Stock which are subject to such Options, including shares of Common Stock as to which Options would not otherwise be exercisable. For purposes of this paragraph, “change of control” shall mean (i) within the meaning of Section 13(d) of the Securities Exchange Act of 1934, any person or group becomes a beneficial owner, directly or indirectly, of the Company’s securities representing 50% or more of the total voting power of the Company’s then outstanding securities, (ii) the stockholders of the Company approve the dissolution or liquidation of the Company, (iii) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, whether into one or more entities, as a result of which less than 50% of the total voting power of securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company, or (iv) the stockholders or directors of the Company approve the sale of seventy-five percent (75%) or more of the Company’s business and/or assets.

No Option granted pursuant to this Plan shall be adjusted by the Board pursuant to this Section 10 in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

11.  Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

12.  Amendment and Termination of the Plan.

(a)  Amendment and Termination.    The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding shares of the Common Stock, no such revision or amendment shall:

(iv)  Increase the number of shares of Common Stock subject to the Plan other than in connection with an adjustment under Section 10 of the Plan;

(v)  materially change the designation of the class of employees eligible to be granted Options;

(vi)  remove the administration of the Plan from the Board; or

(vii)  materially increase the benefits accruing to participants under the Plan.

(b)  Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect Options granted prior to such amendment or termination and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

13.  Conditions Upon Issuance of Shares.    Shares of Common Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or market upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

14.  Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

15.  Option Agreements.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

16.  Stockholder Approval.    Effectiveness of the Plan shall be subject to approval within twelve (12) months following the Board of Directors’ adoption of this Plan by the holders of the Company’s outstanding Common Stock.

Adopted by the Board of Directors on February 17, 2002.

Approved by the stockholders on                                 .

APPENDIX B

IMPCO TECHNOLOGIES, INC.

2002 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

1.    Purpose.    The purpose of the IMPCO 2002 Stock Option Plan for Nonemployee Directors (the “Plan”) is to promote the interests of IMPCO Technologies, Inc. (the “Company”) and its stockholders by strengthening the Company’s ability to attract and retain the services of experienced and knowledgeable nonemployee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

2.    Shares Subject To The Plan.    Subject to adjustment as provided in Section 7, the total number of shares of common stock of the Company (the “Common Stock”) for which options may be granted under the Plan is 200,000. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the Common Stock subject to, but not delivered under, such option shall become available for the grant of other options under the Plan.

3.    Administration Of The Plan.    The Plan shall be administered by the Company’s Board of Directors. Subject to the terms of the Plan, the Board of Directors shall have the power to grant options under the Plan, to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Board of Directors deems desirable.

When granting an option under the Plan, the Board of Directors shall take action by the affirmative vote of a majority of the Directors who are not receiving the option. A Director receiving an option under the Plan may be counted in determining whether there is a quorum at a meeting of the Board of Directors which authorizes the granting of options to such Director.

4.    Participation In The Plan.    Each member of the Company’s Board of Directors who is not otherwise an employee of the Company or any subsidiary of the Company and has not been so employed within three (3) years prior to the date of the grant of an option shall be eligible to participate in the Plan (an “Eligible Director”).

5.    Nonstatutory Stock Options.    All options granted under the Plan shall be nonstatutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

6.    Option Terms.    Each option granted to an Eligible Director under the Plan and the issuance of Common Stock shall be subject to the following terms:

6.1    Option Agreements.    Each option granted under the Plan shall be evidenced by an option agreement (an “Agreement”) in the form of Exhibit A hereto duly executed on behalf of the Company and by the Eligible Director to whom such option is granted and dated as of the applicable date of grant. Each Agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Board of Directors.

6.2    Option Exercise Price.    The option exercise price per share shall be the higher of (i) the average of the Fair Market Values (as hereinafter defined) for the fifteen (15) trading days immediately following the date of grant and (ii) the Market Value on the fifteenth (15th) trading day immediately following the date of grant. For purposes of the Plan, “Fair Market Value” means the average of the closing prices reported by the NASDAQ National Market System, or, in the event the Common Stock is listed on a stock exchange, the closing price on each such date.

6.3    Vesting and Exercise of Options.

(a)  Vesting and Exercise of Options While a Director.    Each Option held by a Director shall vest and, except as otherwise provided in subsections (b), (c) and (d), shall be exercisable at any time by such Director so long as he continues to be a Director cumulatively as to not more than twenty-five percent (25%) of the total number of shares of Common Stock subject to such option during each twelve (12) month period commencing twelve (12) months following the date of grant of such option, so that forty-eight (48) months following the date of the grant of each option, one hundred percent (100%) of the Common Stock subject to such option may be purchased by exercise of the option.

(b)  Vesting of Options Upon Termination of Status as a Director.    If an optionee’s status as a Director terminates for any of the reasons set forth in this subsection (b), each option held by such Director at the time of such termination shall vest and be exercisable during the period provided in subsection (c) below as to such number of shares subject to the option which equals the greater of (i) the number of shares vested in accordance with subsection (a) above or (ii) equals (A) twenty-five percent (25%) of the total number of shares of Common Stock initially subject to such option times (B) the number of full calendar years the optionee served as a director which immediately preceded the date on which the optionee ceased to be a Director:

(i)  Death;

(ii)  Disablement (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while an Employee of the Company; or

(iii)  Retirement from the Board of Directors at or after attainment of age sixty-two (62).

(c)  Exercise of Options Following Termination of Status as a Director.    Following termination as a Director of the Company, an optionee may exercise vested options within the periods specified in this subsection (c). To the extent that an optionee was not entitled to exercise an option at the date of termination or does not exercise a vested option unvested within the times specified in this subsection (c), such option shall terminate. Options shall be exercised within the following time periods following termination as a Director:

(i)  Except in the case of death or disability, within three (3) months following the date of termination;

(ii)  If an optionee dies while a Director, within one (1) year following the date of death, and such options may be exercised by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Director;

(iii)  If a Director becomes disabled (within the meaning of Section 22(d)(3) of the Internal Revenue Code) while a Director, within one (1) year following the date of termination.

(d)  Term of Options.    Subject to the foregoing, provisions of this Section 6.3, each option shall expire ten (10) years from its date of grant.

6.4    Time and Manner of Option Exercise.    Any vested and exercisable option is exercisable in whole or in part at any time or from time to time during the option period by giving written notice, signed by the person exercising the option, to the Company stating the number of shares of Common Stock with respect to which the option is being exercised, accompanied by payment in full of the option exercise price for the number of shares of Common Stock to be purchased. The date both such notice and payment are received by the office of the Secretary of the Company shall be the date of exercise of the stock option as to such number of shares of Common Stock. No option may at any time be exercised with respect to a fractional share.

6.5    Payment of Exercise Price.    Payment of the option exercise price may be in cash or by bank-certified or cashier’s check or, to the extent permitted by the Board of Directors, payment may be in whole or in part by (a) transfer to the Company of shares of the Common Stock having a Fair Market Value as of the immediately preceding trading day equal to the option exercise price at the time of such exercise; or (b) delivery of instructions to the Company to withhold from the option shares that would otherwise be issued on the exercise that number of option shares having a Fair Market Value as of the immediately preceding trading day equal to the option exercise price at the time of such exercise.

If the Fair Market Value of the number of whole shares transferred or the number of whole option shares surrendered is less than the total exercise price of the option, the shortfall shall be made up in cash.

6.6    Transferability.    The right of any optionee to exercise an option granted under the Plan shall, during the lifetime of such optionee, be exercisable only by such optionee or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”) and shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution or a QDRO.

6.7    Limitation of Rights.

6.7.1    Limitation as to Shares.    Neither the recipient of an option under the Plan nor an optionee’s successor or successors in interest shall have any rights as a stockholder of the Company with respect to any Common Stock subject to an option until the date of issuance of a stock certificate for such Common Stock.

6.7.2    Limitation as to Directorship.    Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

6.8    Regulatory Approval and Compliance.    The Company shall not be required to issue any certificate or certificates for Common Stock upon the exercise of an option granted under the Plan or to record as a holder of record of Common Stock the name of the individual exercising an option under the Plan, without obtaining, to the complete satisfaction of the Board of Directors, the approval of all regulatory bodies deemed necessary by the Board of Directors and without complying, to the Board of Directors complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Board of Directors.

6.9    Legends of Certificates.    Unless an appropriate registration statement is filed pursuant to the Securities Act of 1933, as amended, with respect to the shares of Common Stock issuable under this Plan, each certificate representing such Common Stock shall be endorsed with the following legend or its equivalent:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (A) there is an effective registration statement under such act and applicable state securities laws covering any such transaction, (B) the Company receives an opinion of legal counsel for the holder of these shares (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration, or (C) the Company otherwise satisfies itself that such transaction is exempt from registration.

In addition to the foregoing legend, each certificate representing shares of Common Stock acquired upon the exercise of an option shall be endorsed with all legends, if any, required by applicable state securities laws.

7.    Capital Adjustments.    The aggregate number and class of shares subject to and authorized by the Plan, the number and class of shares with respect to which an option may be granted to an Eligible Director under the Plan, the number and class of shares subject to each outstanding option, and the exercise price per share specified in each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment or the payment of any stock dividend, or other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

8.    Reservation of Shares.    The Company will at all times reserve and keep available such number of shares of Common Stock as equals the number of all options outstanding under the Plan.

9.    Expenses Of The Plan.    All costs and expenses of the adoption and administration of the Plan shall be borne by the Company, and none of such expenses shall be charged to any optionee.

10.    Effective Date And Duration Of The Plan.    The Plan shall be effective immediately following approval by the Company’s stockholders. The Plan shall continue in effect until it is terminated by action of the Board or the Company’s stockholders, but such termination shall not affect the terms of any then outstanding options.

PROXY

IMPCO TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dale L. Rasmussen and Robert M. Stemmler, and each of them, as proxies and agents, with full power of substitution, to vote for and on behalf of the undersigned all of the shares of Common Stock of IMPCO Technologies, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 14, 2002 at 1:30 p.m. local time, or at any adjournment or postponement thereof, as follows:

See Reverse Side

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Please mark your votes as indicated	☒

	FOR ALL Nominees listed (except as indicated to the contrary)	WITHHELD AUTHORITY to vote for all Nominees as Indicated
I. ELECTION OF DIRECTORS:	☐	☐
INSTRUCTION: To withhold authority to vote for any Nominee print that Nominee's name in the following space: (1) Norman L. Bryan (2) Don J. Simplot

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY CARD. MANAGEMENT RECOMMENDS A VOTE FOR ALL NOMINEES FOR THE BOARD OF DIRECTORS AND FOR THE OTHER MATTERS DESIGNATED ON THIS PROXY CARD. IF NO SPECIFICATION IS MADE, A VOTE FOR ALL OF SUCH NOMINEES AND FOR ALL SUCH OTHER MATTERS WILL BE ENTERED.

	FOR	AGAINST	ABSTAIN
II. Proposal to adopt and approve the 2002 Stock Option Plan for Employees.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
III. Proposal to adopt and approve the 2002 Stock Option Plan for Nonemployee Directors.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
IV. Proposal to ratify the appointment of Ernst & Young LLP as the company's independent public accountants for the fiscal year ending April 30, 2003.	☐	☐	☐
V. In their direction, the holders of this proxy are authorized to vote upon such other business as may properly come before the annual meeting any or adjournment or postponement thereof.

I plan to attend the annual meeting. ☐ The undersigned hereby revokes any proxy or proxies heretofore given for such shares.

Signature(s)                                                                                                         Date                                              , 2002
Please sign exactly as name appears on the proxy. If stock is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.

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